Exhibit 5.1

April 2, 2008

Board of Directors
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland 21152

Re: Registration Statement on Form S-8 dated April 2, 2008

                                          I am Senior Vice President, General Counsel and Secretary of McCormick & Company, Incorporated (the “Company”).  In that capacity I have acted as counsel for the Company in connection with the preparation of the Form S-8 Registration Statement to register 6,000,000 shares of the Company’s Common Stock, no par value, and 2,000,000 shares of the Company’s Common Stock Non-Voting, no par value (together, the “Shares”), to be issued pursuant to the Company’s 2007 Omnibus Incentive Plan (the “Plan”).

                                          In furnishing this opinion, I, or attorneys under my supervision, have participated in the preparation of the Form S-8 Registration Statement relating to the Plan.  In addition, I, or attorneys under my supervision have examined such documents, legal opinions and precedents, corporate and other records of the Company I have deemed necessary or appropriate to provide a basis for the opinions set forth below.  In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all original documents submitted to me as certified or photostatic copies.

                                          On the basis of the foregoing, I am of the opinion that upon the issuance and sale of the Shares pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

                                          I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                          I do not purport to be an expert on the laws of any jurisdiction other than the laws of the State of Maryland and I express no opinion herein as to the effect of any other laws.

Very truly yours,

/s/ Robert W. Skelton
Robert W. Skelton